AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2004

                                                   REGISTRATION NO. 333-[ ]
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            DISTINCTIVE DEVICES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    13-1999951
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

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                           ONE BRIDGE PLAZA, SUITE 100
                           FORT LEE, NEW JERSEY 07024
           (Address of Principal Executive Offices including Zip Code)

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                           THE 2002 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT
                             STOCK OPTION AGREEMENT
                             STOCK OPTION AGREEMENT
                                WARRANT AGREEMENT
                            (Full title of the Plans)

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                                                          Copy to:
                 SANJAY MODY                         BRUCE A. RICH, ESQ.
     CHIEF EXECUTIVE OFFICER AND PRESIDENT         THELEN REID & PRIEST LLP
          ONE BRIDGE PLAZA, SUITE 100                  875 THIRD AVENUE
           FORT LEE, NEW JERSEY 07024                 NEW YORK, NY 10022
                (201) 363-9922                         (212) 603-2000

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

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
                                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                        AMOUNT OF     PROPOSED MAXIMUM     PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE           SHARES TO BE     OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
          REGISTERED                 REGISTERED (1)      PER SHARE               PRICE          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock Issuable under the
2002 Stock Option Plan                 2,000,000           $2.45 (2)          $4,900,000 (2)        $620.83 (2)
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Common Stock Issuable on
Exercise of Options                    2,500,000           $0.70              $1,750,000            $221.72
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Common Stock Issuable on
Exercise of Warrant                      200,000           $1.65                $330,000             $41.81
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                            TOTAL      4,700,000                                                    $884.36
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


(1) This registration statement shall also cover any additional shares of common stock which become issuable under The 2002 Stock Option Plan, as amended (the "Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Company's Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the shares underlying the Plan registered hereunder (based on the average of the high ($2.50) and low ($2.40) prices for the Company's Common Stock reported by the over-the-counter bulletin board on June 15, 2004).

Proposed sales to take place as soon after the effective date of the Registration Statement as options or other rights granted under the Plan are exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which we previously filed with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement:

     (a)  Our Annual Report on Form 10-KSB for the year ended December 31, 2003;

     (b) The Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 2004; and

     (c) The description of Common Stock contained in our Certificate of Incorporation, as amended (filed as Exhibit 3.1 to our quarterly report for the fiscal quarter ended September 30, 2002).

     In addition, all documents we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporations law ("DGCL"), or (iv)for any transaction from which the director derived any improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Company to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, in accordance with and to the full extent permitted by statute. Expenses (including attorneys' fees) incurred in defending any civil, criminal administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, manager, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized by this paragraph. The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under this Certificate of Incorporation, the By-Laws or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

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     EXHIBIT NUMBER   DOCUMENT
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     5.1*             Opinion of Thelen Reid & Priest.
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     10.1             2002 Stock Option Plan (filed as Exhibit 4.1 to the
                      Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002, and incorporated herein by reference).
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     10.2             Form of Amended and Restated Option Agreement (filed as
                      Exhibit 10.5 to the Company's Current Report on Form 8-K for an event of April 20, 2004, and incorporated herein by reference).
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     10.3             Stock Option Agreement Between the Registrant and Sanjay
                      Mody (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for year ended December 31, 2003, and incorporated herein by reference).
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     10.4             Stock Option Agreement Between the Registrant and Winfried
                      Klimek (filed as Exhibit 10.6 to the Company's Current Report on Form 8-K for an event of January 14, 2004, and incorporated herein by reference).
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     10.5             Stock Option Agreement Between the Company and Earl
                      Anderson (filed as Exhibit 4.6 to the Company's Annual Report on Form 10-KSB for year ended December 31, 2003,and incorporated herein by reference).
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     10.6*            Warrant Agreement Between the Company and Jack Grubman.
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     23.1*            Independent Auditor's Consent from Goldstein Lewin & Co.
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     23.2*            Independent Auditor's Consent from M. B. Nayak & Co.
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     24.1             Power of Attorney (included in the signature page of this
                      Registration Statement).
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     99.1*            Reoffer Prospectus (In accordance with Part I of Form
                      S-3).
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     * Filed herewith.


ITEM 9.  UNDERTAKINGS.

(A)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 15th day of June, 2004.

                                         DISTINCTIVE DEVICES, INC.,


                                         /s/ Sanjay Mody
                                         ------------------------------
                                         By:    Sanjay Mody
                                         Title: Chief Executive Officer
                                                  and President

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Sanjay Mody his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                           TITLE                        DATE


/s/ Sanjay Mody
-----------------------------------
Sanjay Mody                         Director, CEO, CFO,          June 15, 2004
                                    President and Treasurer

/s/ Alexander Ammosov
-----------------------------------
Alexander Ammosov                   Director                     June 15, 2004


/s/ Earl M. Anderson, Jr.
-----------------------------------
Earl M. Anderson, Jr.               Director                     June 15, 2004


/s/ Walter E. Freeman
-----------------------------------
Walter E. Freeman                   Director                     June 15, 2004


/s/ Winfried Klimek
-----------------------------------
Winfried Klimek                     Director                     June 15, 2004



-----------------------------------
Shrikant C. Mehta                   Director                     June __, 2004

INDEX TO EXHIBITS


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    EXHIBIT NUMBER   DOCUMENT
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    5.1              Opinion of Thelen Reid & Priest.
    ----------------------------------------------------------------------------
    10.6             Warrant Agreement between the Company and Jack Grubman.
    ----------------------------------------------------------------------------
    23.1             Independent Auditor's Consent from Goldstein Lewin & Co.
    ----------------------------------------------------------------------------
    23.2             Independent Auditor's Consent from M. B. Nayak & Co.
    ----------------------------------------------------------------------------
    99.1             Reoffer Prospectus (In accordance with Part I of Form S-3).
    ----------------------------------------------------------------------------